Exhibit 770
Kemper Investors Fund Series-Small Cap Value Portfolio
Form N-SAR for the period ended 12/31/98
File No. 811-5002
Kemper Investors Fund Series-Small Cap Value Portfolio




Offering Date: 7/31/98
Description of Security: Maxtor Corp.
Total Amount of Underwriting: 38,000,000 Shares
Name of Fund: Kemper Investors Fund Series-Small Cap Value
Portfolio
Amount Purchased: 60,000 Shares
Affiliate That Participated in Underwriting: Gruntal and
Co., L.L.C.
Amount Purchased 25% Limit*: 2.0%
Purchased From: Salomon Smith Barney Holdings Inc.
Underwriting syndicates members: Salomon Smith Barney
Holdings Inc., Hambrecht & Quist LLC, Lehman Brothers
Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
NationsBanc Montgomery Securities LLC, ABN Amro
Incorporated, BancAmerica Robertson Stephens, Bear Stearns
& Co. Inc., CIBC Oppenheimer Corp., Credit Suisse First
Boston Corporation, Donaldson, Lufkin & Jenrette
Securities Corp., Goldman, Sachs & Co., Morgan Stanley &
Co. Incorporated, Adams, Harkness & Hill Inc., Fahnestock
& Co., Inc., Needham & Company, Inc., Sands Brothers &
Co., Ltd., SoundView Financial Group, Inc., C.E.
Unterberg, Towbin






Offering Date: 8/17/98
Description of Security: Entrust Technologies, Inc.
Total Amount of Underwriting: 6,213,334 Shares
Name of Fund: Kemper Investors Fund Series-Small Cap Value
Portfolio
Amount Purchased: 8,600 Shares
Affiliate That Participated in Underwriting: Gruntal and
Co.
Amount Purchased 25% Limit*: 1.4%
Purchased From: Goldman, Sachs & Co.



Underwriting syndicates members: Goldman, Sachs & Co.,
Donaldson, Lufkin & Jenrette Securities Corp.,
NationsBanc Montgomery Securities, Inc., Warburg Dillon
Read LLC, BancAmerica Robertson Stephens, Hambrecht &
Quist LLC, Merrill Lynch, Pierce, Fenner & Smith, Nesbitt
Burns Securities Inc., RBC Dominion Securities
Corporation, Scotia Capital Markets Inc., Dain Rauscher
Wessels, First Albany Corporation, Edward D. Jones & Co.,
SoundView Financial Group, Inc., Stephens Inc.








* The amount purchased may not be greater than 25% of the total principal amount of an issue. Percentage applies to all Funds purchasing shares.